Exhibit 10.1
Execution Copy
FORM OF PURCHASE AGREEMENT
PURCHASE AGREEMENT (the “Agreement”), dated as of October 7, 2011, by and between CLEAN DIESEL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).
WHEREAS:
Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to buy from the Company, up to Ten Million Dollars ($10,000,000) of the Company’s common stock, $.01 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”
NOW THEREFORE, the Company and the Investor hereby agree as follows:
1. CERTAIN DEFINITIONS.
For purposes of this Agreement, the following terms shall have the following meanings:
(a) “Available Amount” means initially Ten Million Dollars ($10,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.
(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
(c) “Business Day” means any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.
(d) “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by the Principal Market.
(e) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.
(f) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(h) “Maturity Date” means the date that is 600 Business Days (30 Monthly Periods) from the Commencement Date.
(i) “Monthly Period” means each successive 20 Business Day period commencing with the Commencement Date.
(j) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(k) “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Amex, or the OTC Bulletin Board (it being understood that as used herein “OTC Bulletin Board” shall also mean any successor or comparable market quotation system or exchange to the OTC Bulletin Board such as the OTCQB operated by the OTC Markets Group, Inc.), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.
(l) “Purchase Amount” means, with respect to any particular purchase made hereunder, the Purchase to be purchased by the Investor pursuant to Section 2 hereof.
(m) “Purchase Date” means with respect to any particular purchase made hereunder, the Business Day on which the Investor receives by 10:00 a.m. eastern time of such Business Day a valid Purchase Notice that the Investor is to buy Purchase Shares pursuant to Section 2 hereof.
(n) “Purchase Price” means the lower of the (A) the lowest Sale Price of the Common Stock on the Purchase Date and (B) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the twelve (12) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).
(o) “Purchase Notice” shall mean a written notice from the Company to the Investor directing the Investor to buy such Purchase Amount in Purchase Shares as specified by the Company therein on the Purchase Date.
(p) “Sale Price” means any sale price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(q) “SEC” means the United States Securities and Exchange Commission.
(r) “SEC Documents” means all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof, including the exhibits thereto and documents incorporated by reference therein.
(s) “Securities Act” means the Securities Act of 1933, as amended.
(t) “Signing Price” means $2.76, representing the book value per share of Common Stock as of June 30, 2011, calculated in accordance with the rules of the Nasdaq Stock Market.
(u) “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.
2. PURCHASE OF COMMON STOCK.
Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:
(a) Purchases. Within one (1) Business Day following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 7 and 8 below (the date of satisfaction of such conditions, the “Commencement Date”), the Company shall have the right but not the obligation on each Business Day during the term of this Agreement to direct the Investor by its delivery to the Investor of a Purchase Notice from time to time to buy up to Five Hundred Thousand Dollars ($500,000.00) worth of purchase shares (each such purchase a “Purchase” and such shares “Purchase Shares”) at the Purchase Price on the Purchase Date. The Purchase Amount may be increased to up to Seven Hundred Thousand Fifty Thousand Dollars ($750,000.00) per Purchase Notice if the Closing Sale Price of the Common Stock is not below $5.00 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) on the Purchase Date. The Purchase Amount may be increased to up to One Million Dollars ($1,000,000.00) per Purchase Notice if the Closing Sale Price of the Common Stock is not below $7.50 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) on the Purchase Date. The Purchase Amount may be increased to up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) per Purchase Notice if the Closing Sale Price of the Common Stock is not below $10.00 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) on the Purchase Date. The Purchase Amount may be increased to up to One Million Five Hundred Thousand Dollars ($1,500,000.00) per Purchase Notice if the Closing Sale Price of the Common Stock is not below $12.50 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) on the Purchase Date. With respect to each such Purchase, the Company must deliver the Purchase Shares on the Business Day following the Purchase Date. If on any Purchase Date the Closing Sale Price of the Common Stock is below the Purchase threshold price, such Purchase shall automatically be reduced to the next lowest applicable Purchase Amount. The Company may deliver a Purchase Notice to the Investor each Business day during the term of this Agreement.

(b) Payment for Purchase Shares. The Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares if they are received by the Investor before 1:00 p.m. eastern time or if received by the Investor after 1:00 p.m. eastern time, the next Business Day. The Company shall not issue any fraction of a share of Common Stock upon any purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.
(c) Compliance with Rules of Principal Market.
(i) Exchange Cap. Subject to Section 2(c)(ii) below, the Company shall not issue or sell any Purchase Shares or Commitment Shares pursuant to this Agreement, and the Investor shall not purchase or acquire any Purchase Shares or Commitment Shares pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of Purchase Shares and Commitment Shares issued pursuant to this Agreement would exceed 1,434,994 shares of Common Stock (19.99% of the 7,178,560 outstanding shares of Common Stock on the date of this Agreement) (the “Exchange Cap”), unless and until the Company elects to solicit shareholder approval of the transactions contemplated by this Agreement and the shareholders of the Company have in-fact approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of the Principal Market, the Nasdaq Stock Market and the Certificate of Incorporation and By-laws of the Company. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its shareholders to approve the transactions contemplated by this Agreement; provided, that if shareholder approval is not obtained in accordance with this Section 2(c)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(c)(ii) below).
(ii) At-Market Transaction. Notwithstanding Section 2(c)(i) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement unless the shareholder approval referred to in Section 2(c)(i) is obtained). “Average Price” means a price per Purchase Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross Purchase Price paid by the Investor for all Purchase Shares purchased pursuant to this Agreement by (ii) the aggregate number of Purchase Shares issued pursuant to this Agreement. “Base Price” means a price per Purchase Share equal to the sum of (i) the Signing Price and (ii) $0.254, (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement). The Company hereby represents and warrants to the Investor that the Signing Price is greater than the consolidated closing bid price of the Common Stock as reported on the Nasdaq Stock Market immediately preceding the execution of this Agreement. The Company further represents and warrants that its Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2011, from which the Signing Price was derived, is the most recent SEC Document filed with the SEC disclosing information from which the book value of the Common Stock may be calculated in accordance with the rules of the Nasdaq Stock Market.

(iii) General. The Company shall not issue any Purchase Shares or Commitment Shares pursuant to this Agreement if such issuance would reasonably be expected to result in a breach of the Company’s obligations under the rules and regulations of the Principal Market. The provisions of this Section 2(c) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the rules and regulations of the Principal Market.
(d) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall confirm orally or in writing to the Investor within two (2) Business Days of such request the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof.
3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.
The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:
(a) Investment Purpose. The Investor is acquiring the Purchase Shares and the Commitment Shares (“Securities”) as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the registration statement described herein or otherwise in compliance with applicable federal and state securities laws and with respect to the Commitment Shares, subject to Section 5(e) hereof). The Investor is acquiring the Securities hereunder in the ordinary course of its business.
(b) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.
(c) Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
(d) Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(f) Transfer or Sale. The Investor understands that except as contemplated by the Registration Rights Agreement (as hereinafter defined) (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws; (ii) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (iii) any sale of the Securities made in reliance on Rule 144 under the Securities Act (or any successor thereto, “Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iv) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(g) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(h) Residency. The Investor is a resident of the State of Illinois.
(i) No Prior Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to the Investor that except as set forth in the SEC Documents and the Registration Statement (as hereinafter defined), as of the date hereof and as of the Commencement Date:
(a) Organization and Qualification. Each of the Company and its Significant Subsidiaries (which has the meaning set forth in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Significant Subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the SEC Documents, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(b) Authorization. The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
(c) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any Significant Subsidiary is subject, or by which any property or asset of the Company or any Significant Subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any Significant Subsidiary is a party of by which any property or asset of the Company or any Significant Subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by laws.
(d) No Organization Document Violation. Neither the Company nor any of its Significant Subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation, breach or default in the case of a Significant Subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.
(e) Consents. All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.
(f) No Delisting. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Principal Market. There is no action pending by the Company or, to the Company’s knowledge, the Principal Market, to delist the Common Stock from the Principal Market, nor has the Company received any notification that the Principal Market is contemplating terminating such listing. When issued, the Securities will be listed on the Principal Market. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(g) Validity of Shares. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the SEC Documents. Except for the issuances of options or restricted stock or restricted stock units in the ordinary course of business, since the respective dates as of which information is provided in the SEC Documents, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Securities, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.
(h) Taxes. Each of the Company and its Significant Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Significant Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Significant Subsidiary. The provisions for taxes payable, if any, shown on the consolidated financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in the SEC Documents (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Significant Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Significant Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.
(i) No Material Liabilities. Since the respective dates as of which information is given in the SEC Documents and the Registration Statement, (i) neither the Company nor any of its Significant Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (iii) there has not been any change in the capital stock of the Company or any of its Significant Subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding convertible notes, options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (iv) other than the possible sale of additional accounts receivable pursuant to its $7.5 million demand credit facility there has not been any material change in the Company’s long-term or short-term debt, and (v) there has not been the occurrence of any Material Adverse Effect.
(j) SEC Documents. The SEC Documents represent all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof, and the Company has filed all SEC Documents on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.

(k) Financial Statements. The consolidated financial statements of the Company, together with the related notes, included in the SEC Documents comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved present fairly the information required to be stated therein. No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included in the SEC Documents. To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the consolidated financial statements filed as a part of the SEC Documents, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.
(l) No Material Misstatement. At the date hereof and at the Commencement Date, each SEC Document, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the SEC Documents. All statistical or market-related data included or incorporated by reference in the SEC Documents are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.
(m) Books and Records. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, consistently applied and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, there has not been a material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since January 1, 2011, and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(n) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting with respect to the Company’s internal control over financial reporting.
(o) Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the Registration Rights Agreement (as hereinafter defined, together, the “Transaction Documents”) and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(p) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.
(q) Absence of Litigation. There is no pending or, to the knowledge of the Company, any threatened, action, suit or proceeding to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject of before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.
(r) Permits. The Company and each of its Significant Subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.
(s) Environmental Laws. The Company and each of its Significant Subsidiaries is in material compliance with all Environmental Laws. As used herein, “Environmental Law(s)” means any and all applicable international, federal, state, or local laws, statutes, ordinances, regulations, policies, guidance, rules, judgments, orders, court decisions or rule of common law, permits, restrictions and licenses, that (i) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or (ii) impose liability or responsibility with respect to any of the foregoing, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other law of similar effect. As used herein, “Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.
(t) Hazardous Substances. There has not been any Hazardous Substances used, generated, treated, stored, disposed of, released, handled or otherwise existing on any property that has been owned, leased or operated by the Company or its Significant Subsidiaries except in compliance with all Environmental Laws, other than such noncompliance that is not reasonably likely to result in a Material Adverse Effect.
(u) Notice of Non-Compliance with Environmental Laws. Neither the Company nor any of its Significant Subsidiaries has received any communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Significant Subsidiaries is not in material compliance with any Environmental Laws, and, to the Company’s knowledge, there are no circumstances that could reasonably be expected to prevent or interfere with such compliance in the future. There are no material environmental claims pending or threatened against the Company or any of its Significant Subsidiaries, nor is the Company aware of any information which might form the basis of any such claims.

(v) Title. The Company and its Significant Subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Documents as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its Significant Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material or do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.
(w) Intellectual Property Rights. The Company and each of its Significant Subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the SEC Documents. To the knowledge of the Company, no action or use by the Company or any of its Significant Subsidiaries involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries has received any notice alleging any such infringement or fee.
(x) Sarbanes-Oxley Act Compliance. The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (C) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (D) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.
(y) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(z) Insurance. The Company and each of its Significant Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties.
(aa) Labor Matters. No labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(bb) Customers and Suppliers. No supplier or customer of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company in such a way that such discontinuation or decrease is reasonably likely to result in a Material Adverse Effect. In addition, neither the Company nor its Significant Subsidiaries have experienced and, to the Company’s knowledge, there does not exist, any material quality control or similar problems with any of the products and/or services currently being supplied to the Company or any of its Significant Subsidiaries by any of its suppliers such that such material quality control or similar problem is reasonably likely to result in a Material Adverse Effect.
(cc) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
(dd) Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the SEC or the issuance and sale of the Securities, except as otherwise have been waived in connection with the issuance and sale of the Securities contemplated hereby.
(ee) Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.
(ff) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information that is not otherwise disclosed in (or incorporated by reference in) the SEC Documents, the Registration Statement or prospectus supplements thereto or otherwise made publicly available. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.
(gg) Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

5. COVENANTS.
(a) Filing of Form 8-K and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby. The Company shall also file within twenty (20) Business Days from the date hereof a new registration statement (“Registration Statement”) covering only the resale of the Purchase Shares and the Commitment Shares, in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (“Registration Rights Agreement”). Any securities issuable under this Agreement that have not been registered under the Securities Act shall bear the following restrictive legend (the “Restrictive Legend”):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.
(b) Blue Sky. The Company shall use its commercially reasonable efforts to take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (x) the initial issuance or sale of any Commitment Shares and any Purchase Shares to the Investor under this Agreement and (y) any subsequent resale of any Commitment Shares and any Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor, and the Company shall continue to use its commercially reasonable efforts to maintain in effect such exemption or qualification, as applicable.
(c) Listing. The Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.
(d) Limitation on Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e) Issuance of Commitment Shares. Upon the execution of this Agreement, the Company shall issue to the Investor as consideration for the Investor entering into this Agreement 40,247 shares of Common Stock (the “Initial Commitment Shares”) and shall deliver to the Transfer Agent a letter in the form agreed with respect to the issuance of the Initial Commitment Shares. In connection with each purchase of Purchase Shares hereunder, the Company agrees to issue to the Investor a number of shares of Common Stock (the “Additional Commitment Shares” and together with the Initial Commitment Shares, the “Commitment Shares”) equal to the product of (x) 80,494 and (y) the Purchase Amount Fraction. The “Purchase Amount Fraction” shall mean a fraction, the numerator of which is the Purchase Amount purchased by the Investor with respect to such purchase of Purchase Shares and the denominator of which is Ten Million Dollars ($10,000,000). The Additional Commitment Shares shall be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction. The Initial Commitment Shares shall be issued in certificated form and shall bear the Restrictive Legend. The Investor agrees that the Investor shall not pledge, transfer or sell the Commitment Shares until the earlier of (a) 600 Business Days (30 Monthly Periods) from the date hereof or (b) the date on which this Agreement has been terminated, provided, however, that such restrictions shall not apply: (i) in connection with any transfers to or among affiliates (as defined in the Exchange Act), (ii) if an Event of Default has occurred, including any failure by the Company to timely issue Purchase Shares under this Agreement, or (iii) in the event that the Registration Statement is not declared effective by the SEC within 180 days from the date hereof. Notwithstanding the forgoing, the Investor may transfer Commitment Shares to a third party in order to settle a sale made by the Investor where the Investor reasonably expects the Company to deliver additional Purchase Shares to the Investor under this Agreement so long as the Investor maintains ownership of the amount of Commitment Shares received up to that point by “replacing” such Commitment Shares so transferred with new Purchase Shares when the new Purchase Shares are actually issued by the Company to the Investor.
(f) Due Diligence. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or prospectus supplements thereto or otherwise publicly disclosed.
(g) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.
(h) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i) No Variable Rate Transactions. From the date hereof until the Maturity Date the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction other than in connection with an Exempt Issuance. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation any “full ratchet” or “weighted average” anti-dilution provisions) or (ii) enters into any agreement, including, but not limited to, an equity line of credit or at-the-market offering, during the period commencing on the date of this Agreement and ending on the first anniversary thereof, whereby the Company may sell securities at a future determined price. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For six (6) Monthly Periods beginning from the date hereof, the Company agrees that, prior to entering into each and any definitive agreement for the sale directly or indirectly of any debt, Common Stock or Common Stock Equivalents primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, to which definitive agreement, or series of related definitive agreements taken together, there are two (2) or more counterparties (not including the Company) (a “Subsequent Transaction”), the Company shall provide reasonable, good faith notice to the Investor (“Offering Notice”) consistent with the notice given to all other potential investors in such Subsequent Transaction, including the relevant terms and conditions of such Subsequent Transaction as are delivered to all other potential investors, and the Investor shall have the right to participate on equivalent terms and conditions in up to 10% of such Subsequent Transaction by delivering notice to the Company by such deadline (the “Participation Deadline”) as shall be determined by the underwriter or the investment banker involved in the transaction, or in the absence of either an underwriter or an investment banker, the Company, and applicable to all potential investors in such Subsequent Transaction, which notice from Investor shall indicate Investor’s intention to participate in the Subsequent Transaction and the amount of its participation. In the event that the Investor does not provide notice prior to the Participation Deadline and the Company does not enter into such Subsequent Transaction within five (5) Business Days from the Offering Notice, the Company shall again be required to provide an Offering Notice as set forth herein. The Company shall deliver an Offering Notice for each and any Subsequent Transaction and agrees that it shall not execute any definitive documentation for any Subsequent Transaction whatsoever, unless it has first complied with this Section 5(i). Notwithstanding anything to the contrary in this Section 5(i) and unless otherwise agreed to by Investor, the Company shall either confirm in writing to Investor that the transaction with respect to the Subsequent Transaction has been abandoned or shall publicly disclose its intention to enter into the Subsequent Transaction, in either case in such a manner such that Investor will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offering Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Transaction has been made, and no notice regarding the abandonment of such transaction has been received by Investor, such transaction shall be deemed to have been abandoned and Investor shall no longer be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. If the Investor is in possession of any information that is reasonably deemed to be material, non-public information concerning the Company or any of its Subsidiaries during such five (5) Business Day period, the Investor agrees to keep such information confidential and shall not engage in transactions with respect to the Company’s securities, and the Company agrees not to deliver any Purchase Notice to the Investor, in each case during such five (5) Business Day (or shorter) period that the Investor may be reasonably deemed to be in possession of material, non-public information concerning the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Subsequent Transaction, the Company shall provide Investor with another Offering Notice in accordance with, and subject to, the terms of this Section 5(i) and Investor will again have the right of participation set forth in this Section 5(i).
6. TRANSFER AGENT INSTRUCTIONS.
On the Commencement Date, the Company shall cause any restrictive legend on the Initial Commitment Shares to be removed and all of the Purchase Shares and Additional Commitment Shares, to be issued under this Agreement shall be issued without any restrictive legend unless the Investor expressly consents otherwise. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Additional Commitment Shares and Purchase Shares in the name of the Investor in the form agreed to by the parties prior to the Commencement Date (the “Irrevocable Transfer Agent Instructions”). The Company warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and the Additional Commitment Shares, and that the Commitment Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.
7. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.
The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions:
(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;
(b) A registration statement covering the sale of all of the Commitment Shares and Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC; and

(c) The representations and warranties of the Investor shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Commencement Date.
8. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.
The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:
(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;
(b) The Company shall have issued to the Investor the Initial Commitment Shares without restrictive legend;
(c) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Purchase Shares and the Commitment Shares shall be approved for listing upon the Principal Market;
(d) The Investor shall have received the opinions of the Company’s legal counsel dated as of the Commencement Date substantially in the form agreed;
(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form agreed;
(f) The Board of Directors of the Company shall have adopted resolutions in the form agreed, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;
(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (A) solely for the purpose of effecting purchases of Purchase Shares hereunder, 3,623,188 shares of Common Stock and (B) as Additional Commitment Shares in accordance with Section 5(e) hereof, 80,494 shares of Common Stock;

(h) The Irrevocable Transfer Agent Instructions, in form acceptable to the parties shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;
(i) The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;
(j) The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;
(k) The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form agreed;
(l) A registration statement covering the sale of all of the Purchase Shares and the Commitment Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Investor a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Investor in connection with any sales of the Commitment Shares and any Purchase Shares, and to be filed by the Company one (1) Business Day after the Commencement Date. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and Purchase Shares pursuant to this Agreement in compliance with such laws;
(m) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;
(n) On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Investor, in order to render inapplicable any control share acquisition, business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities; and
(o) The Company shall have provided the Investor with the information requested by the Investor in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 5(f) hereof.
9. INDEMNIFICATION.
In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to Investor.
10. EVENTS OF DEFAULT.
An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:
(a) while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of a registration statement registering the Purchase Shares or Commitment Shares lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Investor for the resale of any or all of the Purchase Shares or Commitment Shares, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period;
(b) the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of three (3) consecutive Business Days;
(c) the delisting of the Company’s Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Bulletin Board (or nationally recognized successor thereto), or the NYSE Amex;
(d) the failure for any reason by the Transfer Agent to issue Purchase Shares or Additional Commitment Shares to the Investor within five (5) Business Days after the applicable Purchase Date which the Investor is entitled to receive;
(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;
(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;
(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary; or
(i) if at any time after the Commencement Date, the Exchange Cap is reached (to the extent such Exchange Cap is applicable pursuant to Section 2(c) hereof).
In addition to any other rights and remedies under applicable law and this Agreement, including the Investor termination rights under Section 11 hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Investor shall not be permitted or obligated to purchase any shares of Common Stock under this Agreement.
11. TERMINATION
This Agreement may be terminated only as follows:
(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(a) shall affect the Company’s or the Investor’s obligations under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.
(b) In the event that the Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of any party to any other party under this Agreement.
(c) In the event that the Commencement shall not have occurred on or before December 31, 2011, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, the non-breaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.
(d) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement. The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor. No such termination of this Agreement under this Section 11(d) shall affect the Company’s or the Investor’s obligations under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

(e) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.
(f) If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 2 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.
Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(c) and 11(f), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Investor’s rights or obligations (i) under the Registration Rights Agreement which shall survive any such termination or (ii) under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.
12. MISCELLANEOUS.
(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature or a signature in a “.pdf” format data file.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e) Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.
(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers and email addresses for such communications shall be:
If to the Company:
Clean Diesel Technologies, Inc.
4567 Telephone Road, Suite 206
Ventura, CA 93003
Telephone:
Facsimile:
Attention:
Email:
With a copy to:
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, CA 94105
Telephone:
Facsimile:
Attention:
Email:
If to the Investor:
Lincoln Park Capital Fund, LLC
440 North Wells, Suite 620
Chicago, IL 60654
Telephone:
Facsimile:
Attention:
Email:

With a copy to:
Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Telephone:
Facsimile:
Attention:
Email:
If to the Transfer Agent:
American Stock Transfer & Trust Co.
6201 15th Avenue, 2nd
Brooklyn, NY 11219
Telephone:
Facsimile:
Attention:
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.
(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(i) Publicity. The Investor shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Investor in connection with any such press release or other public disclosure at least two (2) Business Days prior to its release. The Investor must be provided with a copy thereof at least two (2) Business Days prior to any release or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a material adverse effect on its ability to perform its obligations under this Agreement.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by it relating to or arising out of the transactions contemplated hereby.
(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to a party under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of a party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit such party’s right to pursue actual damages for any failure by the other party to comply with the terms of this Agreement. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
(n) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
* * * * *

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY: CLEAN DIESEL TECHNOLOGIES, INC.
By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer

INVESTOR: LINCOLN PARK CAPITAL FUND, LLC BY: LINCOLN PARK CAPITAL, LLC BY: ROCKLEDGE CAPITAL CORPORATION
By:	/s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President